Exhibit 10.4

                              AMENDED AND RESTATED
                                CHANGE IN CONTROL
                               SEVERANCE PAY PLAN
                         OF HOME-STAKE OIL & GAS COMPANY

          Amended and Restated effective the 4th day of November, 1999
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     THIS AMENDED AND  RESTATED  CHANGE IN CONTROL  SEVERANCE  PAY PLAN OF HOME-
STAKE OIL & GAS COMPANY (the "Plan") amended and restated effective this 4th day of November, 1999, by HOME-STAKE OIL & GAS COMPANY (the "Company").

     WITNESSETH:

     WHEREAS, the Company adopted The Home-Stake Oil & Gas Company Change in Control Severance Pay Plan (the "Original Plan") effective as of March 1, 1992; and

     WHEREAS, the Company adopted the Original Plan in recognition of the possibility that the stock or assets of the Company may be acquired by an unrelated entity, and that such possibility, and the uncertainty which it may raise for the employees of the Company, could result in the departure or distraction of employees of the Company to the detriment of the Company and its shareholders; and

     WHEREAS, the Board of Directors of the Company adopted the Original Plan to encourage the continued attention and dedication of the employees of the Company to their duties without distraction in the face of potential changes in control of the Company; and

     WHEREAS, the Company continues to desire to provide for severance pay in the event of such change of control, pursuant to the terms and provisions of the Plan; and

     WHEREAS, in Section 5.6 of ARTICLE V of the Original Plan, the Company reserved the right to modify or amend the Plan or any provision thereof at any time; provided, however, that no such change should decrease any accrued benefit after the occurrence of a Change in Control, as defined in the Original Plan; and

     WHEREAS, no such Change in Control has occurred; and

     WHEREAS, effective February 5, 1998, the Company amended and restated the Original Plan; and

     WHEREAS, the Company desires to further change certain terms and provisions of the Original Plan and to again amend and restate the same;

     NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company hereby amends and restates the Original Plan, as previously amended and restated, to read as follows:

                                    ARTICLE I

                                   DEFINITIONS

     1.1. "Change in Control" shall mean that (A) all or substantially all of the assets of the Company are sold, transferred, assigned to, or otherwise acquired by any entity (or entities) which is unrelated to the ownership of the Company; or (B) all or substantially all of the stock of the Company is sold, transferred, assigned to, or otherwise acquired by any entity (or entities) which is unrelated to the ownership of the Company, including, but not limited to, a transfer by operation of law in a merger, consolidation or acquisition

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involving the Company.  The  determination of whether (i) there is a transfer of substantially all of the assets or stock of the Company and (ii) whether the acquiring entity (or entities) is unrelated to the ownership of the Company shall be within the sole discretion of the Board of Directors of the Company. A Change in Control does not occur in the event that the Company makes a reduction in the size of its Employee staff.

     1.2. "Code" shall mean the Internal Revenue Code of 1986, as amended, and successor tax laws.

     1.3. "Committee" shall mean the persons designated by the Board of Directors of the Company as the Administrative Committee for the Plan pursuant to paragraph 4.1 of ARTICLE IV hereof.

     1.4. "Company" shall mean Home-Stake Oil & Gas Company, its successors and assigns.

     1.5.  "Eligible  Employee"  shall mean any  Employee,  other than Robert C.
Simpson and Chris K. Corcoran, who is receiving Salary for personal services rendered to the Company (or who would be receiving such renumeration except for a Leave of Absence).

     1.6. "Employee" shall mean any full-time, common law employee of the Company and shall not include persons engaged as independent contractors.

     1.7. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and regulations issued pursuant thereto.

     1.8. "Leave of Absence" shall mean any absence authorized by the Company under its standard personnel practices, provided that all persons under similar circumstances shall be treated alike in the granting of such authorized Leave of Absence.

     1.9. "Plan" shall mean this Change in Control Severance Pay Plan as herein set forth and as it may be further amended from time to time.

     1.10. "Plan Administrator" shall mean the Chairman of the Administrative Committee.

     1.11. "Monthly Salary" shall mean the total salary which an Employee is paid or entitled to be paid during any calendar month for the performance of duties for the Company, determined immediately prior to a Change in Control. Salary shall not include any retirement, bonus or fringe benefit amounts received by or paid to or for the benefit of an Employee.

     1.12. "Year of Vesting Service" shall mean a twelve-consecutive month period of service with the Company commencing on the date on which an Eligible Employee is first credited with an Hour of Service or commencing on an anniversary thereof, during which an Eligible Employee completes at least 1,000 Hours of Service. However, if an Eligible Employee does not complete at least 1,000 Hours of Service in the first such period, a Year of Vesting Service will be any calendar year during which an Eligible Employee completes at least 1,000 Hours of Service starting with the calendar year which begins immediately after the Eligible Employee's date of hire. For purposes of this paragraph, "Hour of Service" means an hour of employment by the Company (or any predecessor of the Company) for which an Eligible Employee is entitled to payment for the performance of services, including each hour during which no duties are performed due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, leave of absence, maternity or paternity, and each hour for which back pay (irrespective of mitigation of damages) is either awarded or agreed to by the Company.

                                   ARTICLE II

                             SEVERANCE PAY CONDITION

     2.1. Severance Pay Condition. Eligible Employees who are Employees of the Company on the date of a Change in Control of the Company shall be entitled to severance pay pursuant to the Plan.

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                                   ARTICLE III

                                SEVERANCE PAYMENT

     3.1. Severance Pay. Eligible Employees who qualify for severance payment pursuant to paragraph 2.1 of ARTICLE II hereof shall receive a cash payment of severance pay in a single lump sum payment on or before the date of a Change in Control.

     3.2. One Payment Only. In no event shall any Eligible Employee be entitled to more than one (1) severance payment under the terms of the Plan.

     3.3. Amount of Severance Pay. The following schedule, together with the provisions of paragraphs 3.4 and 3.5 of this ARTICLE III, shall be used to determine the amount of severance pay to be received by an Eligible Employee who qualifies for severance pay under paragraph 2.1 of ARTICLE II hereof, based on the Eligible Employee's Years of Vesting Service and any fraction thereof with the Company at the time of a Change in Control.

         Years of Vesting Service           Severance Pay Amount
         ----------------------------       ------------------------------------

         Less than five (5) years           Three (3) times the Monthly Salary

         Five (5) years or more             One (1) times the Monthly Salary for
                                            each Year of  Vesting Service  and a
                                            pro-rata  portion of one (1) Monthly
                                            Salary  for any  fractional  Year of
                                            Vesting Service

     3.4. Additional Severance Pay for Department Managers. The Department Managers listed in Exhibit A attached hereto and made a part hereof shall, in addition to the severance pay provided under paragraph 3.3 of this ARTICLE III, receive twelve (12) times the Monthly Salary as additional severance pay.

     3.5. Minimum and Maximum Severance Pay. Notwithstanding the other provisions of this ARTICLE III, the minimum amount of the severance payment pursuant to the Plan shall be three (3) times the Monthly Salary and the maximum amount shall be the lesser of (A) thirty-six (36) times the Monthly Salary or
(B) One Dollar ($1.00) less than the amount which would cause an Eligible Employee to be subject to the excise tax imposed by Section 4999 of the Code. The Committee shall determine in good faith whether any reduction in severance pay is required hereunder by reason of the provisions of Sections 4999 and 280G of the Code and such determination shall be conclusive and binding on the affected Eligible Employee. To the extent that any payments are received under this Plan which would cause an Eligible Employee to be subject to the excise tax imposed by Section 4999 of the Code, the Eligible Employee shall immediately repay such excess to the Company upon notice that such excess amount has been paid.

                                   ARTICLE IV

                                 ADMINISTRATION

     4.1. Administrative Committee. The Board of Directors of the Company shall appoint a Committee for the administration of the Plan consisting of one or more persons. Any Committee member may, but need not, be a Director, officer or Employee of the Company and each shall serve until his successor shall be appointed in like manner. Any member of the Committee may resign by delivering his written resignation to the Board of Directors of the Company. The Board of Directors may remove any member of the Committee at any time.

     4.2. Powers and Duties. The Committee shall be the "Named Fiduciary" of the
Plan  and  generally  shall  be  responsible  for  the  management,   operation,
interpretation and administration of the Plan. The Committee shall:

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          (a) Establish  procedures  for allocation of  responsibilities  of the
     Plan which are not allocated herein;

          (b) Determine the names of those Employees who are eligible to participate and such other matters as may be necessary to enable payment under the Plan;

          (c) Construe all terms, provisions, conditions and limitations of the Plan;

          (d) Correct any defect, supply any omission or reconcile any inconsistency that may appear in the Plan, in such manner and to such extent as it shall deem expedient to carry the Plan into effect for the greatest benefit of all interested parties;

          (e) Determine the amount, manner and time of payment of any benefits hereunder and prescribe procedures to be followed by Eligible Employees to obtain benefits; and

          (f) Perform such other functions and take such other actions as may be required by the Plan or as may be necessary or advisable to accomplish the purposes of the Plan.

The Company shall furnish the Committee with all data and information available which the Committee may reasonably require in order to perform its functions hereunder. The Committee may rely without question upon any such data or information furnished by the Company.

     4.3. Agents. The Committee may appoint a Secretary who may, but need not, be a member of the Committee, and may employ such agents for clerical and other services, and such counsel, accountants and other professional advisors as may be required for the purpose of administering the Plan. The Committee may rely on all tables, valuations, reports, certificates and opinions furnished by its agents.

     4.4. Procedures. A majority of the Committee members shall constitute a quorum for the transaction of business. No action shall be taken except upon a majority vote of the Committee. An individual shall not vote or decide upon any matter relating solely to himself or vote in any case in which his individual right or claim to any benefit under the Plan is particularly involved. In any case in which a Committee member is so disqualified to act, and the remaining members cannot agree on an issue, the Board of Directors of the Company shall appoint a temporary substitute member to exercise all of the powers of the disqualified member concerning the matter in which he is disqualified.

     4.5. Plan Administrator. The Chairman of the Administrative Committee shall serve as Plan Administrator for the Plan and shall:

          (a) Communicate decisions, instructions and other information to Employees;

          (b) File and distribute all reports, disclosures, Plan registrations, Summary Plan descriptions and other information required to be filed or distributed by law or by the terms of the Plan;

          (c) Have such other duties as are imposed by the Plan; and

          (d) Be the agent for service of legal process with respect to the Plan.

     4.6. Claims Procedure. In the event that any Employee or beneficiary claims to be entitled to benefits under the Plan and the Committee determines that such claim should be denied in whole or in part, the Committee shall, in writing, notify such claimant within ninety (90) days of receipt of such claim that his claim has been denied, setting forth the specific reasons for such denial. Such notification shall be written in a manner reasonably expected to be understood by such Employee or beneficiary and shall set forth the pertinent sections of the Plan relied on, and where appropriate, an explanation of how the claimant can obtain review of such denial.

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     Within  sixty (60) days after the mailing or delivery by the  Committee  of such notice, such claimant may request, by mailing or delivery of written notice to the Committee, a review and/or hearing by the Committee of the decision denying the claim. If the claimant fails to request such a review and/or hearing within such sixty (60) day period, it shall be conclusively determined for all purposes of this Plan that the denial of such claim by the Committee is correct. If such claimant requests a hearing within such sixty (60) day period, the Committee shall designate a time (which time shall not be less than seven (7) nor more than sixty (60) days from the date of such claimant's notice to the Committee) and a place for such hearing, and shall promptly notify such claimant of such time and place. A claimant or his authorized representative shall be entitled to inspect all pertinent Plan documents and to submit issues and comments in writing. If only a review is requested, the claimant shall have sixty (60) days after filing a request for review to submit additional written material in support of the claim. After such review and/or hearing, the Committee shall promptly determine whether such denial of the claim was correct and shall notify such claimant in writing of its determination within sixty (60) days after such review and/or hearing or after receipt of any additional information submitted. If such determination is favorable to the claimant, it shall be binding and conclusive. If such determination is adverse to such claimant, it shall be binding and conclusive unless the claimant notifies the Committee within ninety (90) days after the mailing or delivery to claimant by
the  Committee  of  its  determination   that  he  intends  to  institute  legal
proceedings challenging the determination of the Committee, and actually institutes such legal proceedings within one hundred eighty (180) days after such mailing or delivery.

     4.7. Indemnification. The Company shall indemnify each Committee member against any liability or loss sustained by reason of any act or failure to act made in good faith, including, but not limited to, those in reliance on certificates, reports, tables, opinions or other communications from any Company or agents chosen by the Committee in good faith. Such indemnification shall include attorneys' fees and other costs and expenses reasonably incurred in defense of any action brought by reason of any such act or failure to act.

                                    ARTICLE V

                                  MISCELLANEOUS

     5.1. Unfunded Plan. The obligations of the Company under this Plan may be funded through contributions to a trust or otherwise, but such obligations are not required to be funded under this Plan. Nothing contained in this Plan shall be interpreted to grant to any Employee, any right, title or interest in any property of the Company.

     5.2. Impact on Other Employee Benefits. This Plan shall not be construed to impact or cause the denial of any benefits to which any Employee may be entitled under any other welfare or benefit plan of the Company; provided, however, that all payments under this Plan shall be in lieu of any payments under the Company's Key Employee Incentive Bonus Plan.

     5.3. No Offsets.  Except as  otherwise  provided in  paragraph  5.2 of this
ARTICLE V, no payment under this Plan shall be offset by payments pursuant to any other welfare or benefit plan of the Company.

     5.4. Impact on Compensation Under Other Employee Benefit Plans. Severance payments made to an Eligible Employee under this Plan shall not be includible as salary or compensation for purposes of determining the amount of employee benefits under any other retirement, pension, profit-sharing or welfare benefit plans of the Company.

     5.5. Reservation of Right. The Company expects to continue the Plan indefinitely, but nevertheless reserves the right to modify or amend the Plan or any provision hereof at any time; provided, however that, after a Change in Control, no modification or amendment hereof shall in any way decrease any accrued benefit.

     5.6. Exclusive Benefit. The Plan has been created for the exclusive benefit of the Employees and their beneficiaries.

     5.7. Governing Law. The construction, validity and administration of the Plan shall be governed by ERISA and the Code, and regulations issued thereunder, and to the extent not so governed, by the laws of the State of Oklahoma.

     5.8. No Assignment. The right to receive payment of any benefits under the Plan shall not be transferred, assigned or pledged, except by beneficiary designation, by will, under the laws of decent and distribution, or as may be otherwise required by law.


     5.9. Taxes. The Company shall withhold from any payment due under the Plan any taxes required to be withheld under applicable Federal, state or local tax laws or regulations.

     5.10. Severability. If any provision of this Plan is found, held or deemed to be void, unlawful or unenforceable under any applicable statute or other controlling law, the remainder of the Plan shall continue in full force and effect.

     5.11. Designation of Beneficiary. Each Employee shall, from time to time, designate any person or persons to whom his Plan benefits shall be paid if he dies before receipt of all of such benefits; provided, however that, if an Employee designates a person other than his surviving spouse, such spouse shall be required to consent in writing to such beneficiary designation before such designation shall be valid and effective.

     5.12. Headings and Subheadings. The headings and subheadings of the Plan are for reference only. In the event of a conflict between a heading or subheading and the content of an article or paragraph, the content shall control.

     5.13. Gender. The masculine, as used herein, shall be deemed to include the feminine and the singular to include the plural, except where the context requires a different construction.

     IN WITNESS WHEREOF, the Company has caused the Plan to be executed the day and year first above written.

                                           HOME-STAKE OIL & GAS COMPANY



                                           By     /s/ Robert C. Simpson
                                             ----------------------------
ATTEST:                                             President

    /s/ Chris K. Corcoran
   -----------------------
Secretary

                                    EXHIBIT A
                         TO HOME-STAKE OIL & GAS COMPANY
                                CHANGE IN CONTROL
                               SEVERANCE PAY PLAN

          The "Department Managers" shall be the following Eligible Employees:


                              Barbara Courtney Long
                                   Mike Evans
                                   Gary Fisher
                                Debra D. Langley
                                Larry S. Tarwater



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